FINANCIAL GUARANTY INSURANCE COMPANY


                              Finanical Statements


                               December 31, 1997

                  (With Independent Auditor's Report Thereon)

FINANCIAL GUARANTY INSURANCE COMPANY
================================================================================


Audited Financial Statements

December 31, 1997

Report of Independent Auditors .............................................   1
Balance Sheets .............................................................   2
Statements of Income .......................................................   3
Statements of Stockholder's Equity .........................................   4
Statements of Cash Flows ...................................................   5
Notes to Financial Statements ..............................................   6



Financial Guaranty Insurance
Company                                                           Balance Sheets

================================================================================

                      [LETTERHEAD OF KPMG PEAT MARWICK LLP]
                                 345 Park Avenue
                            New York, New York 10154



                          Independent Auditors' Report


The Board of Directors and Stockholder
Financial Guaranty Insurance Company:

We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1997 and 1996, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.



                                                     /s/ KPMG PEAT MARWICK LLP

January 23, 1998

Financial Guaranty Insurance
Company                                                           Balance Sheets

================================================================================

($ in Thousands, except per share amounts)

                                                                   December 31,    December 31,
Assets                                                                1997           1996
                                                                   -----------     -----------
Fixed maturity securities available-for-sale
  (amortized cost of $2,313,458 in 1997 and $2,190,303 in 1996)   $ 2,443,746    $ 2,250,549
Short-term investments, at cost, which approximates market             76,039         73,839
Cash                                                                      802            860
Accrued investment income                                              38,927         37,655
Reinsurance recoverable                                                 8,220          7,015
Prepaid reinsurance premiums                                          154,208        167,683
Deferred policy acquisition costs                                      86,286         91,945
Property and equipment, net of accumulated depreciation
($17,346 in 1997 and $15,333 in 1996)                                   3,142          4,696
Receivable for securities sold                                             --            379
Prepaid expenses and other assets                                      21,002         19,520
                                                                  -----------    -----------

        Total assets                                              $ 2,832,372      2,654,141
                                                                  ===========    ===========

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                                 $   628,553    $   681,816
Loss and loss adjustment expenses                                      76,926         72,616
Ceded reinsurance balances payable                                      3,932         10,561
Accounts payable and accrued expenses                                  26,352         54,165
Payable to Parent                                                          --          1,791
Current federal income taxes payable                                   19,335         52,016
Deferred federal income taxes                                         118,522         91,805
Payable for securities purchased                                        5,811          4,937
                                                                  -----------    -----------

        Total liabilities                                             879,431        969,707
                                                                  -----------    -----------

Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding                       15,000         15,000
Additional paid-in capital                                            383,511        334,011
Net unrealized gains on fixed maturity securities available-
  for-sale, net of tax                                                 84,687         39,160
Foreign currency translation adjustment, net of tax                      (752)          (429)
Retained earnings                                                   1,470,495      1,296,692
                                                                  -----------    -----------

        Total stockholder's equity                                  1,952,941      1,684,434
                                                                  -----------    -----------

        Total liabilities and stockholder's equity                $ 2,832,372    $ 2,654,141
                                                                  ===========    ===========


                See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                                     Statements of Income

================================================================================


($ in Thousands)

                                                              For the Year Ended December 31,
                                                              -------------------------------

                                                              1997        1996         1995
                                                           ---------    ---------    ---------
Revenues:

Gross premiums written                                     $  95,995    $  97,027    $  97,288
Ceded premiums                                               (19,780)     (29,376)     (19,319)
                                                           ---------    ---------    ---------

  Net premiums written                                        76,215       67,651       77,969
Decrease in net unearned premiums                             39,788       51,314       27,309
                                                           ---------    ---------    ---------

  Net premiums earned                                        116,003      118,965      105,278
Net investment income                                        127,773      124,635      120,398
Net realized gains                                            16,700       15,022       30,762
                                                           ---------    ---------    ---------

  Total revenues                                             260,476      258,622      256,438
                                                           ---------    ---------    ---------


Expenses:

Loss and loss adjustment expenses                             12,539        2,389       (8,426)
Policy acquisition costs                                      12,936       16,327       13,072
Decrease (Increase) in deferred policy acquisition costs       5,659        2,923       (3,940)
Other underwriting expenses                                   14,691       12,508       19,100
                                                           ---------    ---------    ---------

  Total expenses                                              45,825       34,147       19,806
                                                           ---------    ---------    ---------

Income before provision for Federal income taxes             214,651      224,475      236,632
                                                           ---------    ---------    ---------

Federal income tax expense:
  Current                                                     39,133       41,548       28,913
  Deferred                                                     1,715        5,318       19,841
                                                           ---------    ---------    ---------

  Total Federal income tax expense                            40,848       46,866       48,754
                                                           ---------    ---------    ---------


  Net income                                               $ 173,803    $ 177,609    $ 187,878
                                                           =========    =========    =========


                 See accompanying notes to financial statements.
                                       -3-

Financial Guaranty Insurance
Company                                       Statements of Stockholder's Equity
================================================================================

($ in Thousands)                                                                Net Unrealized           Foreign
                                                                                Gains (Losses)           Currency
                                                               Additional     on Fixed Maturity         Translation
                                                  Common        Paid-in       Securities Available-      Adjustment,      Retained
                                                  Stock         Capital       For-Sale, Net of Tax       Net of Tax       Earnings
                                               -----------    -----------     --------------------      -----------     -----------
Balance, January 1, 1995                       $    15,000    $   334,011         $   (41,773)          $    (1,221)    $   973,706
Net income                                              --             --                  --                    --         187,878
Dividend paid                                           --             --                  --                    --         (25,000)
Change in fixed maturity securities                     --             --             105,558                    --              --
available for sale, net of tax of $56,839
Foreign currency translation adjustment                 --             --                  --                  (278)             --
                                               -----------    -----------         -----------           -----------     -----------
Balance, December 31, 1995                          15,000        334,011              63,785                (1,499)      1,136,584
                                               -----------    -----------         -----------           -----------     -----------

Net Income                                              --             --                  --                    --         177,609
Dividend paid                                           --             --                  --                    --         (17,500)
Change in fixed maturity securities                     --             --             (24,625)                   --              --
available for sale, net of tax of ($13,260)
Foreign currency translation adjustment                 --             --                  --                 1,070              --
                                               -----------    -----------         -----------           -----------     -----------
Balance at December 31, 1996                        15,000        334,011              39,160                  (429)      1,296,692
                                               -----------    -----------         -----------           -----------     -----------

Net Income                                              --             --                  --                    --         173,803
Capital contribution                                    --         49,500                  --                    --              --
Change in fixed maturity securities                     --             --              45,527                    --              --
available for sale, net of tax of $24,516
Foreign currency translation adjustment                 --             --                  --                  (323)
                                                              -----------         -----------           -----------     -----------
Balance at December 31, 1997                   $    15,000    $   383,511         $    84,687           ($      752)    $ 1,470,495
                                               ===========    ===========         ===========           ===========     ===========



                 See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                                 Statements of Cash Flows

================================================================================

($ in Thousands)

                                                                        For the Year Ended December 31,
                                                                  -----------------------------------------
                                                                      1997           1996           1995
                                                                  -----------    -----------    -----------
Operating Activities:

 Net income                                                       $   173,803    $   177,609    $   187,878
   Adjustments to reconcile net income
     to net cash provided by operating activities:
   Change in unearned premiums                                        (53,263)       (45,719)       (29,890)
   Change in loss and loss adjustment expense reserves                  4,310         (5,192)       (20,938)
   Depreciation of property and equipment                               2,013          2,472          2,348
   Change in reinsurance receivable                                    (1,205)           657          6,800
   Change in prepaid reinsurance premiums                              13,475         (5,596)         2,581
   Change in foreign currency translation adjustment                     (497)         1,646           (427)
   Policy acquisition costs deferred                                  (12,936)       (16,327)       (16,219)
   Amortization of deferred policy acquisition costs                   18,595         19,250         12,279
   Change in accrued investment income, and prepaid
       expenses and other assets                                       (2,754)        (7,201)         2,906
   Change in other liabilities                                        (36,233)        30,117        (12,946)
   Change in deferred income taxes                                      1,715          5,318         19,841
   Amortization of fixed maturity securities                            2,698            792          1,922
   Change in current income taxes payable                             (32,681)           720        (30,827)
   Net realized gains on investments                                  (16,700)       (15,022)       (30,762)
                                                                  -----------    -----------    -----------

 Net cash provided by operating activities                             60,340        143,524         94,546
                                                                  -----------    -----------    -----------

 Investing Activities:

 Sales and maturities of fixed maturity securities                    741,604        891,643        836,103
 Purchases of fixed maturity securities                              (848,843)    (1,033,345)      (891,108)
 Purchases, sales and maturities of short-term investments, net        (2,200)        17,193        (15,358)
 Purchases of property and equipment, net                                (459)          (854)          (750)
                                                                  -----------    -----------    -----------

 Net cash used in investing activities                               (109,898)      (125,363)       (71,113)
                                                                  -----------    -----------    -----------

 Financing Activities:

 Capital Contributions                                                 49,500             --             --
 Dividends paid                                                       (17,500)       (25,000)
                                                                  -----------    -----------    -----------
                                                                                                -----------
 Net cash provided by financing activities                             49,500        (17,500)       (25,000)
                                                                  -----------    -----------    -----------

 (Decrease) Increase in cash                                              (58)           661         (1,567)
 Cash at beginning of year                                                860            199          1,766
                                                                  -----------    -----------    -----------

 Cash at end of year                                              $       802    $       860    $       199
                                                                  ===========    ===========    ===========


                 See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
================================================================================


(1)  Business

     Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent is owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") and approximately one percent by Sumitomo Marine and Fire Insurance Company, Ltd. The Company provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 86% of the business written since inception by the Company has been municipal bond insurance.

     The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  Significant Accounting Policies

     The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1997 presentation. Significant accounting policies are as follows:

     Investments

     The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

     Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================


     Premium Revenue Recognition

     Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

     Policy Acquisition Costs

     Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see
     Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

     Loss and Loss Adjustment Expenses

     Provision for loss and loss adjustment expenses is made in an amount equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $76.9 million and $72.6 million at December 31, 1997 and 1996, respectively. As of December 31, 1997 and 1996, such reserves included $35.1 million and $28.9 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 1997 and 1996, case-basis loss and loss adjustment expense reserves were $41.8 million and $43.7 million, respectively. Loss and loss adjustment expenses include amounts discounted at an interest rate between 5.9% and 6.0% in 1997 and between 6.5% and 6.6% in 1996. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

     Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

     Property and Equipment

     Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

     Foreign Currency Translation

     The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1997 and 1996 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1997 and 1996 was $0.7 million and $0.4 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

(3)  Statutory Accounting Practices

     The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

     (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.
     (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;
     (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
     (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
     (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
     (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and
     (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================
The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):

                                                                           Years Ended December 31,
                                            --------------------------------------------------------------------------------------
                                                       1997                         1996                          1995
                                            --------------------------    --------------------------    --------------------------
                                                 Net       Stockholder's       Net       Stockholder's      Net        Stockholder's
                                               Income        Equity          Income         Equity         Income          Equity
                                            -----------    -----------    -----------    -----------    -----------    -----------
GAAP basis amount                              $173,803     $1,952,941       $177,609     $1,684,434       $187,878     $1,547,881

Premium revenue recognition                      (4,924)      (181,209)        (9,358)      (176,285)       (22,555)      (166,927)

Deferral of acquisition costs                     5,659        (86,286)         2,923        (91,945)        (3,940)       (94,868)

Contingency reserve                                  --       (540,677)            --       (460,973)            --       (386,564)

Contingency reserve tax
   deduction (see Note 2)                            --         95,185             --         85,176             --         78,196

Non-admitted assets                                  --         (2,593)            --         (3,879)            --         (5,731)

Case basis loss reserves                          1,377         (1,872)        (3,197)        (3,249)         4,048            (52)

Portfolio loss reserves                           5,000         29,000             --         24,000        (22,100)        24,000

Deferral of income taxes                          1,715         72,260          5,317         70,719         19,842         64,825

Unrealized (gains) on fixed maturity
securities held at fair value, net of tax            --        (84,687)            --        (39,160)            --        (63,785)

Recognition of profit commission                 (1,203)        (7,388)          (441)        (6,185)         3,096         (5,744)

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5)                                313         10,916            313         10,603           (637)        10,290
                                            -----------    -----------    -----------    -----------    -----------    -----------

Statutory-basis amount                         $181,740     $1,255,590       $173,166     $1,093,256       $166,906     $1,001,521
                                            ===========    ===========    ===========    ===========    ===========    ===========

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================


(4)  Investments

     Investments in fixed maturity securities carried at fair value of $3.1 million and $3.1 million as of December 31, 1997 and 1996, respectively, were on deposit with various regulatory authorities as required by law.

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                          Gross        Gross
                                                        Unrealized   Unrealized
                                            Amortized    Holding       Holding       Fair
     1997                                     Cost        Gains        Losses        Value
     ----                                  ----------   ----------   ----------   ----------
     U.S. Treasury securities and
       obligations of U.S. government
       corporations and agencies           $   11,539   $      185   $       --   $   11,724
     Obligations of states and political
       subdivisions                         2,272,225      130,183          655    2,401,753
     Debt securities issued by foreign
       governments                             29,694          603           28       30,269
                                           ----------   ----------   ----------   ----------
     Investments available-for-sale         2,313,458      130,971          683    2,443,746
     Short-term investments                    76,039           --           --       76,039
                                           ----------   ----------   ----------   ----------
     Total                                 $2,389,497   $  130,971   $      683   $2,519,785
                                           ==========   ==========   ==========   ==========


     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1997, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           Amortized     Fair
     1997                                                     Cost       Value
     ----                                                -----------  ----------
     Due in one year or less                             $   85,199   $   85,395
     Due after one year through five years                   61,168       62,955
     Due after five years through ten years                 589,772      619,972
     Due after ten years through twenty years             1,604,167    1,700,193
     Due after twenty years                                  49,191       51,270
                                                         ----------   ----------

     Total                                               $2,389,497   $2,519,785
                                                         ==========   ==========

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================


                                                          Gross        Gross
                                                        Unrealized   Unrealized
                                            Amortized    Holding       Holding       Fair
     1996                                     Cost        Gains        Losses        Value
     ----                                  ----------   ----------   ----------   ----------
     U.S. Treasury securities and
      obligations of U.S. government
      corporations and agencies            $   57,987   $      373   $        1   $   58,359

     Obligations of states and political
      subdivisions                          2,098,486       65,254        4,854    2,158,886

     Debt securities issued by foreign         33,830           --          526       33,304
      governments
                                           ----------   ----------   ----------   ----------

     Investments available-for-sale         2,190,303       65,627        5,381    2,250,549

     Short-term investments                    73,839           --           --       73,839
                                           ----------   ----------   ----------   ----------

     Total                                 $2,264,142   $   65,627   $    5,381   $2,324,388
                                           ==========   ==========   ==========   ==========

     In 1997, 1996 and 1995, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $741.6 million, $891.6 million, and $836.1 million, respectively. For 1997, 1996 and 1995 gross gains of $19.1 million, $19.8 million and $36.3 million respectively, and gross losses of $2.4 million, $4.8 million and $5.5 million respectively, were realized on such sales.

     Net investment income of the Company is derived from the following sources (in thousands):


                                                       Year Ended December 31,
                                                 ------------------------------
                                                   1997       1996       1995
                                                 --------   --------   --------

     Income from fixed maturity securities       $122,372   $119,290   $112,684
     Income from short-term investments             6,366      6,423      8,450
                                                 --------   --------   --------


     Total investment income                      128,738    125,713    121,134
     Investment expenses                              965      1,078        736
                                                 --------   --------   --------

     Net investment income                       $127,773   $124,635   $120,398
                                                 ========   ========   ========

     As of December 31, 1997, the Company did not have more than 10% of its investment portfolio concentrated in a single issuer or industry.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================


(5)  Income Taxes

     The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent. Under this agreement the Company can utilize its Parent's net operating loss to offset taxable income on a stand-alone basis. The Company's effective federal corporate tax rate (19.0 percent in 1997, 20.8 percent in 1996 and 20.6 percent in 1995) is less than the corporate tax rate on ordinary income of 35 percent in 1997, 1996 and 1995.

     Federal income tax expense relating to operations of the Company for 1997, 1996 and 1995 is comprised of the following (in thousands):


                                                 Year Ended December 31,
                                            -------------------------------
                                               1997        1996        1995
                                            -------     -------     -------
     Current tax expense                    $39,133     $41,548     $28,913
     Deferred tax expense                     1,715       5,318      19,841
                                            -------     -------     -------
     Federal income tax expense             $40,848     $46,866     $48,754
                                            =======     =======     =======

     The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                    Year Ended December 31,
                                             --------------------------------
                                                 1997        1996        1995
                                             --------    --------    --------
     Income taxes computed on income
       before provision for federal
       income taxes, at the statutory rate   $ 75,128    $ 78,566    $ 82,821

     Tax effect of:
       Tax-exempt interest                    (34,508)    (32,609)    (30,630)
       Other, net                                 228         909      (3,437)
                                             --------    --------    --------

     Provision for income taxes              $ 40,848    $ 46,866    $ 48,754
                                             ========    ========    ========

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

================================================================================

     The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31, 1997 and 1996 are presented below (in thousands):

                                                           1997       1996
                                                        --------   --------
     Deferred tax assets:
          Loss reserves                                 $ 10,999   $  9,249
          Deferred compensation                            2,242      2,531
          Tax over book capital gains                      2,996      2,144
          Other                                            2,260      2,601
                                                        --------   --------

     Total gross deferred tax assets                      18,497     16,525
                                                        --------   --------

     Deferred tax liabilities:
          Unrealized gains on fixed maturity
          securities, available-for-sale                  45,601     21,086
          Deferred acquisition costs                      30,200     32,181
          Premium revenue recognition                     40,103     37,159
          Rate differential on tax and loss bonds          9,454      9,454
          Other                                           11,661      8,450
                                                        --------   --------

     Total gross deferred tax liabilities                137,019    108,330
                                                        --------   --------

     Net deferred tax liability                         $118,522   $ 91,805
                                                        ========   ========

     Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1997 and 1996. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

     Total federal income tax payments during 1997, 1996 and 1995 were $71.8 million, $33.9 million, and $59.8 million, respectively.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================


(6)  Reinsurance

     The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $37.0 million that can be drawn on in the event of default.

     Net premiums earned are presented net of ceded earned premiums of $33.3 million, $23.7 million and $21.9 million for the years ended December 31, 1997, 1996 and 1995, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.2 million, $(0.8) million and $1.1 million for the years ended December 31, 1997, 1996 and 1995, respectively.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

================================================================================

(7)  Loss and Loss Adjustment Expenses

     Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                                        Year Ended December 31,
                                               --------------------------------
                                                 1997        1996        1995
                                               --------    --------    --------
     Balance at January 1,                     $ 72,616    $ 77,808    $ 98,746
        Less reinsurance recoverable              7,015      (7,672)     14,472
                                               --------    --------    --------
     Net balance at January 1,                   65,601      70,136      84,274

     Incurred related to:
     Current year                                 1,047          --      26,681
     Prior years                                  6,492       2,389      (1,207)
     Portfolio reserves                           5,000          --     (33,900)
                                               --------    --------    --------

     Total Incurred                              12,539       2,389      (8,426)
                                               --------    --------    --------

     Paid related to:
     Current year                                (1,047)         --        (197)
     Prior years                                 (8,387)     (6,924)     (5,515)
                                               --------    --------    --------

     Total Paid                                  (9,434)     (6,924)     (5,712)
                                               --------    --------    --------

     Net balance at December 31,                 68,706      65,601      70,136
        Plus reinsurance recoverable              8,220       7,015       7,672
                                               --------    --------    --------
     Balance at December 31,                   $ 76,926    $ 72,616    $ 77,808
                                               ========    ========    ========

     The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

================================================================================

(8)  Related Party Transactions

     The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $4.9 million, $8.1 million and $3.2 million in expenses were incurred in 1997, 1996 and 1995, respectively, related to such transactions.

     The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.5 million in 1997, $0.6 million in 1996, and $1.3 million in 1995. As of December 31, 1997, par outstanding on these deals before reinsurance was $112.9 million.

     The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 1997, 1996 and 1995.

(9)  Compensation Plans

     Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $5.0 million, $4.5 million and $7.5 million in 1997, 1996 and 1995, respectively, before deduction for related tax benefits.

(10) Dividends

     Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 1997 and 1996, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1997 and 1996, the amount of the Company's surplus available for dividends was approximately $124.6 million and $91.8 million, respectively.

     During 1997, 1996 and 1995, the Company paid dividends of $0.0, $17.5 million and $25.0 million, respectively.

(11) Capital Contribution

     During 1997, the Parent made a capital contribution of $49.5 million to the Company.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

================================================================================

(12) Financial Instruments

     Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

     Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

     Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

     Cash, Receivable for Securities Sold, and Payable for Securities Purchased:
     The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company's financial instruments at December 31, 1997 and 1996 are as follows (in thousands):

                                                       1997                     1996
                                             -------------------        ---------------------
                                             Carrying        Fair       Carrying       Fair
                                              amount        Value        amount        Value
                                              ------        -----        ------        -----
     Financial Assets

        Cash
           On hand and in demand accounts   $      802   $      802   $      860   $      860

        Short-term investments              $   76,039   $   76,039   $   73,839   $   73,839
        Fixed maturity securities           $2,443,746   $2,443,746   $2,250,549   $2,250,549

     Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $355.7 million and $382.6 million compared to a carrying value of $456.8 million as of December 31, 1997 and between $358.7 million and $387.4 million compared to a carrying value of $487.8 million as of December 31, 1996.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

================================================================================

     Concentrations of Credit Risk

     The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

     In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

     As of December 31, 1997, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $108.4 billion, net of reinsurance of $31.6 billion. The Company's insured portfolio as of December 31, 1997 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

     As of December 31, 1997, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                                     Net
                                                                  Principal
                                                                 Outstanding
                                                                 ----------
     Municipal:
       General obligation                                        $ 57,244.4
       Special revenue                                             35,526.8
       Industrial revenue                                             405.7
       Non-municipal                                               15,268.7
                                                                 ----------
     Total                                                       $108,445.6

     The Company's gross and net exposure outstanding was $254,441.1 million and $193,612.9 million, respectively, as of December 31, 1997.

     As of December 31, 1997, the composition of principal exposure ceded to reinsurers was as follows (in millions):

                                                                    Ceded
                                                                  Principal
                                                                 Outstanding
                                                                 -----------
     Reinsurer:
       Capital Re                                                 $14,909.1
       Enhance Re                                                   8,431.7
       Other                                                        8,290.7
                                                                  ---------
         Total                                                    $31,631.5

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

================================================================================

     The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1997 by state, net of reinsurance, was as follows (in millions):

                                                                     Net
                                                                  Principal
                                                                 Outstanding
                                                                 -----------

     California                                                  $ 12,308.1
     Pennsylvania                                                  10,277.8
     Florida                                                       10,181.7
     New York                                                       8,945.5
     Illinois                                                       7,203.8
     Texas                                                          6,072.4
     Michigan                                                       4,526.3
     New Jersey                                                     4,476.2
     Arizona                                                        3,109.2
     Ohio                                                           2,616.1
                                                                 ----------

     Sub-total                                                     69,717.1
     Other states                                                  38,421.7
     International                                                    306.8
                                                                 ----------

     Total                                                       $108,445.6


(13) Commitments

     Total rent expense was $2.4 million, $2.8 million and $2.2 million in 1997, 1996 and 1995, respectively. For each of the next five years and in the aggregate as of December 31, 1997, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

     Year                                                               Amount

      1998                                                             $ 2,909
      1999                                                               2,909
      2000                                                               2,909
      2001                                                               2,911
      2002                                                                  --
                                                                       -------

      Total minimum future rental payments                             $11,638
                                                                       =======